Charles M. Shaffer
Executive Vice President
Chief Operating Officer and
Chief Financial Officer
(772) 221-7003
Chuck.Shaffer@seacoastbank.com

SEACOAST TO ACQUIRE FOURTH STREET BANKING COMPANY
Seacoast continues its expansion in the dynamic Tampa-St. Petersburg MSA
STUART, Fla., Jan. 23, 2020 -- Seacoast Banking Corporation of Florida (NASDAQ:SBCF) (“Seacoast”), the holding company for Seacoast National Bank (“Seacoast Bank”), today announced it has signed a definitive agreement to acquire Fourth Street Banking Co. ("Fourth Street"), the holding company for Freedom Bank of St. Petersburg. The transaction will be Seacoast's third in the last three years in the Tampa-St. Petersburg metropolitan statistical area ("MSA"), the second largest and one of the fastest growing MSAs in Florida.
Pursuant to the terms of the merger agreement, Freedom Bank will be merged with and into Seacoast Bank. Organized in 2005, Freedom Bank has deposits of approximately $276 million and loans of $249 million and the merger will increase Seacoast’s deposits in the Tampa-St. Petersburg MSA by 87% to approximately $679 million. Seacoast plans to add Freedom Bank’s two branches to the four it currently operates in the market. Seacoast entered the Tampa-St. Petersburg MSA with the acquisition of GulfShore Bank and NorthStar Bank in 2017.
The Tampa-St. Petersburg MSA’s economy continues its expansion, outpacing most of the U.S. Its unemployment rate at 2.7% per Florida Department of Economic Opportunity is lower than the state and national average. It also added 30,800 jobs in November, the second highest total among all MSAs in the state. The same source showed the region leading the state for job demand with 59,256 openings and for STEM jobs with 20,134 openings. “Seacoast has found a great opportunity to partner with Freedom Bank, strengthening our position in the attractive Tampa-St. Petersburg market,” said Dennis S. Hudson III, Seacoast's Chairman and CEO. “This is an exceptional addition to our two previous acquisitions in the state’s second largest MSA. We look forward to welcoming Freedom Bank’s employees and customers to Seacoast Bank.”
“In creating Freedom Bank in 2005, we sought to fill a need in the market for local bankers who knew their customers by name and could make decisions based on local market conditions. We are delighted to partner with Seacoast, who has been serving Florida consumers and businesses for more than 90 years with a very similar philosophy,” said Cathy P. Swanson, CEO of Freedom Bank. “We know our customers will enjoy its convenient state-wide network and impressive array of products and services.”
Following the merger, Swanson plans to remain with Seacoast as its Market President for Pinellas County.
Under the terms of the merger agreement, Fourth Street shareholders will receive 0.1275 shares of Seacoast common stock for each share of Fourth Street common stock. Based on Seacoast’s closing price of $29.39 as of January 22, 2020, the transaction is valued at approximately $63.6 million or $3.75 per share (which includes cashing out the Fourth Street options). Closing of the acquisition is expected late in the second quarter of 2020 following receipt of approvals from regulatory authorities, the approval of Fourth Street shareholders and the satisfaction of other customary closing conditions.
Seacoast expects the Fourth Street acquisition to be more than 1.5% accretive to earnings per share in 2020 excluding one-time transaction costs, 3.3% accretive to earnings per share in 2021, and should have a tangible book value earn-back period of approximately 1.5 years using the crossover method. The transaction also is expected to provide an internal rate of return of more than 20%.

Piper Sandler served as financial advisor and Alston & Bird LLP served as legal counsel to Seacoast. Hovde Group, LLC served as financial advisor and Smith Mackinnon, PA served as legal counsel to Fourth Street.
Investor Conference Call Information
Seacoast will host a conference call on January 24, 2020 at 10:00 a.m. (Eastern Time) to discuss the acquisition. Investors may call in (toll-free) by dialing (888) 517-2513 (passcode: 7556 513; host: Dennis S. Hudson). Slides will be used during the conference call and may be accessed at Seacoast's website at www.SeacoastBanking.com     by selecting "Presentations" under the heading "News/Events." A replay of the call will be available for one month, beginning late afternoon of January 24, 2020 by dialing (888) 843-7419 (domestic) and using passcode: 7556 513#.
Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at www.SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Webcasts." Beginning the afternoon of January 24, 2020, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.
About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $7.1 billion in assets and $5.6 billion in deposits as of December 31, 2019. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, and 48 traditional branches of its locally-branded, wholly-owned subsidiary bank, Seacoast Bank. Offices stretch from Fort Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at www.SeacoastBanking.com.
Important Information for Investors and Shareholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Seacoast will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 containing a proxy statement of Fourth Street and a prospectus of Seacoast, and Seacoast will file other documents with the SEC with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of Fourth Street. Investors and security holders of Seacoast and Fourth Street are urged to read the entire proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast's internet website or by contacting Seacoast.
Seacoast, Fourth Street, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Seacoast is set forth in its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on April 5, 2019 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that we have acquired, or expect to acquire, including Fourth Street, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.
All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities and loans; changes in borrower credit risks and payment behaviors; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect us or the banking industry; our concentration in commercial real estate loans; the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of our investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions; changes in technology or products that may be more difficult, costly, or less effective than anticipated; our ability to identify and address increased cybersecurity risks; inability of our risk management framework to manage risks associated with our business; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of our ability to use the mobile-based platform that is critical to our business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters or other catastrophic events that may affect general economic conditions; unexpected outcomes of, and the costs associated with, existing or new litigation involving us; our ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated and sales of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.
The risks relating to the proposed Fourth Street merger include, without limitation: the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on issues related to the proposed merger; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time- consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2018, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.